Exhibit 99.1

CONTACTS:

Teri Klein

Vice President, Investor Relations

408.617.8825

teri.klein@palm.com

Lynn Fox

Vice President, Corporate Communications

408.617.7451

lynn.fox@palm.com

Palm, Inc. Announces Exercise of Over-allotment Option

SUNNYVALE, Calif., Sept. 24, 2009 – Palm, Inc. (NASDAQ: PALM) today announced that the underwriters of its previously announced public offering of common stock have fully exercised their over-allotment option to purchase 3,000,000 additional shares of common stock. The option was granted in connection with the public offering of 20,000,000 shares of common stock at a public offering price of $16.25 per share. The exercise of the over-allotment option brings the expected total net proceeds of the public offering to $359.9 million. Palm expects to use the proceeds for working capital and general corporate purposes. Palm also reaffirmed its fiscal year 2010 outlook and its planned product and carrier launches in the second half of Palm’s fiscal year ending in May 2010.

The offering is being made solely by means of a prospectus supplement and accompanying prospectus. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Goldman, Sachs & Co. and J.P. Morgan Securities, Inc. are serving as the joint bookrunners of this offering and RBC Capital Markets is serving as co-manager. A copy of the prospectus supplement and accompanying prospectus relating to this offering may be obtained by contacting Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attn: Prospectus Department, by calling 866-471-2526, or by emailing prospectus-ny@ny.email.gs.com, or from J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11425 Attn: Chase Distribution & Support Service, Northeast Statement Processing, by calling 718-242-8002.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the pending completion of the public offering, the expected use of proceeds, addition of more carriers, the timing and scale of Palm’s product launches in future quarters and Palm’s outlook for its 2010 fiscal year. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: Palm’s potential failure to introduce or achieve market acceptance for new products and services in a timely manner; the potential loss or failure of wireless carriers or other key sales channel partners or inability to add new wireless carriers or channel partners in a timely manner; pricing pressures; Palm’s potential failure to add, replace or ramp up third-party manufacturers or suppliers in a timely manner; acceptance of Palm webOS products by wireless carriers and end users; the effect of current recessionary economic and financial market conditions on Palm’s liquidity and ability to raise additional funding; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; the ability of Palm’s suppliers to meet its quantity, quality and cost requirements; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s dependence on a concentrated number of significant customers; and Palm’s ability to adjust to changing market conditions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including Palm’s Quarterly Report on Form 10-Q for the quarter ended Aug. 28, 2009 under the caption Risk Factors and elsewhere. Palm undertakes no obligation to update forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

About Palm, Inc.

Palm, Inc. creates intuitive and powerful mobile experiences that enable consumers and businesses to connect to their information in more useful and useable ways. The company’s groundbreaking Palm webOS™ platform, designed exclusively for mobile application, introduces true multitasking and Palm Synergy™, which brings your information from the many places it resides into a single, more comprehensive view of your life.

Palm products are sold through select Internet, retail, reseller and wireless operator channels, and at Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

# # #

Palm, webOS and Synergy are trademarks of Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.